Oral LPCN 1144 treatment significantly reduced liver fat and key liver injury markers in biopsy confirmed NASH subjects: a phase 2 randomized controlled study (LiFT)

K. KIM[1]; B. J. BRUNO[1]; K. PAPANGKORN[1]; N. CHIDAMBARAM[1]; M. V. PATEL[1]; A. DELCONTE[2]; M. CHARLTON[3]; M. E. RINELLA[4]; A. J. SANYAL[5]

1 Lipocine Inc., Salt Lake City, UT, USA; 2 Saint Joseph's University, Philadelphia, PA, USA; 3 University of Chicago Medicine, Hepatology, Chicago, IL, USA; 4 Northwestern Medicine Digestive Health Center, Hepatology, Chicago, IL, USA; 5 Virginia Commonwealth University, Internal Medicine, Richmond, VA, USA

Exhibit 99.2

INTRODUCTION

- Non-alcoholic Steatohepatitis (NASH) is a common liver disease and NASH cirrhosis is predicted to be the most common etiology for liver transplantation.
- In large cross-sectional studies, low testosterone (T) levels are independently predictive of fatty liver.[1,2]
- Hepatic steatosis (assessed by MRI-PDFF) together with serum transaminase levels, specifically alanine aminotransferase (ALT) and aspartate aminotransferase (AST), may be predictive of liver histopathology in NASH subjects.
- LPCN 1144 is an oral prodrug of endogenous Testosterone (T) under development for treatment of noncirrhotic NASH.
- Therapy with tocopherol has been previously shown to improve biochemical (ALT) and histological features of NASH albeit in a non-diabetic population.[3,4]
- Currently, LPCN 1144 is being investigated for safety and efficacy in a 36-week randomized, double-blind, paired biopsy, placebo-controlled phase 2 LiFT ("Liver Fat intervention with oral Testosterone") study (NCT04134091).

AIM

To present the topline liver fat and key liver injury marker results post 12 weeks of treatment.

METHOD

- A Phase 2, randomized double-blind, placebo-controlled, multi-center study with oral LPCN 1144 in subjects with NASH for 36 weeks (N=56)
- Randomization (1:1:1)
  - ✓ Treatment A: 142 mg eq. T twice daily (n=18)
  - ✓ Treatment B: 142 mg eq. T with tocopherol twice daily (n=19)
  - ✓ Placebo twice daily (n=19)
- Key endpoints:
  - ✓ **Primary:** Change in hepatic fat fraction via MRI-PDFF (W12)
  - ✓ Change in key liver injury markers (W12)
  - ✓ Change in body composition via DEXA (W20)
  - ✓ Change in NASH activity and fibrosis via liver biopsy scoring (W36)


SCREENING
TREATMENT: 36 WEEKS
FOLLOW-UP: 2 WEEKS
MRI-PDFF, DEXA*, Biopsy
Dose Start
MRI-PDFF (W12)
DEXA (W20)
Biopsy
End of Study/ Start of OLE**

* DEXA: Dual energy X-ray absorptiometry
** OLE: Open label extension study for additional 36 weeks

RESULTS

❑ Demographics and Baseline Characteristics

Parameter	Placebo	Treatment A	Treatment B
Randomized Subjects (N)	19	18	19
Completed WK 12 (N)	18	18	19
Age (years)	53.6	51.3	53.4
BMI (kg/m²)	37.3	36.9	34.5
Diabetes (%)	52.6	72.2	57.9
Hypertension (%)	68.4	66.7	57.9
Hepatic Fat Fraction (%)	20.1	16.7	20.9
ALT (U/L)	49.0	53.9	51.5
AST (U/L)	35.4	32.4	31.9

❑ Absolute Changes in Liver Fat (MRI-PDFF)


All Subjects with Baseline Liver Fat ≥ 5%†
Eugonadal (T ≥ 300 ng/dL) Subjects‡
Placebo (n=18)
Treatment A (n=17)
Treatment B (n=17)
Placebo (n=11)
Treatment A (n=8)
Treatment B (n=7)
Absolute Change (%)
-1.7
-8.0
-9.4
-1.3
-5.9
-9.4
ns

† Two missing data at week 12 (one in placebo and one in treatment A) were multiple-imputed
‡ Among subjects with baseline liver fat ≥ 5%
* $p < 0.05$, ** $p < 0.01$, *** $p < 0.001$ vs placebo; ns = not significant between treatment A and B

LPCN 1144 treatments significantly reduced liver fat (% of MRI-PDFF) regardless of hypogonadal status (T < 300 ng/dL) in biopsy-confirmed NASH male subjects

❑ Relative Changes in Liver Fat and Responder Rate


Subjects with Baseline Liver Fat ≥ 5%†
Responders with at least 30% reduction‡
Placebo (n=18)
Treatment A (n=17)
Treatment B (n=17)
Relative Change (%)
-39.9%
-46.8%
ns
Responder Rate (%)
17.6%
75.0%
70.6%
Placebo (n=17)
Treatment A (n=16)
Treatment B (n=17)

* $p < 0.05$, ** $p < 0.01$, *** $p < 0.001$ vs placebo; ns = not significant between treatment A and B
† Two missing data at week 12 (one in placebo and one in treatment A) were multiple-imputed
‡ Based on subjects with baseline liver fat ≥ 5% without imputation of two missing MRI-PDFF data at week 12

Greater than 70% of subjects had responded to LPCN 1144 treatments at week-12 from baseline, showing significant improvement in liver fat compared to placebo

❑ Absolute Changes in Key Liver Injury Markers


Alanine Aminotransferase (ALT)
Aspartate Aminotransferase (AST)
All Subjects†
Eugonadal Subjects‡
Absolute Change (U/L)
1.8
-1.3
-9.4
-14.3
-22.4
-27.2
2.8
1.0
-4.9
-4.1
-10.4
-11.8
Placebo
Treatment A
Treatment B

† All Subjects: Placebo n=17, Treatment A n=16, Treatment B n=19
‡ Eugonadal subjects (T ≥ 300 ng/dL): Placebo n=11, Treatment A n=8, Treatment B n=7

LPCN 1144 treatments significantly reduced key liver injury markers (ALT and AST) regardless of hypogonadal status (T < 300 ng/dL) in biopsy-confirmed NASH male subjects

❑ Longitudinal Changes in Key Liver Injury Markers


ALT
AST
Absolute Changes (U/L)
Placebo
Treatment A
Treatment B
Week

* $p < 0.05$, ** $p < 0.01$, *** $p < 0.001$ vs placebo; † $p < 0.05$, †† $p < 0.01$ vs Treatment A

Continued reduction in ALT and AST was observed in LPCN 1144 treatments

❑ Concurrent Reduction of Liver Fat and Liver Injury Markers

68% of subjects on treatment B showed concurrent reductions in liver fat, ALT, and AST

❑ Summary

Both LPCN 1144 treatment arms met the primary endpoint with statistical significance

01 Statistically significant reduction in liver fat was observed compared to placebo independent of hypogonadal status

02 Statistically significant reduction in markers of liver injury were observed compared to placebo independent of hypogonadal status

03 68% on Treatment B had concurrent reductions of liver fat, ALT, and AST

04 Adverse events in both the treatment arms were comparable to the placebo arm

CONCLUSIONS

- 12-week treatment with LPCN 1144 significantly improved non-invasive markers of liver health in male patients with biopsy confirmed NASH with fibrosis.
- LPCN 1144's treatment potential for NASH resolution and/or fibrosis improvement is under evaluation in the ongoing LiFT trial.

REFERENCES

1 Kim et al. A low level of serum total testosterone is independently associated with nonalcoholic fatty liver disease. *BMC Gastroenterol 2012, 12:69*

2 Albhaisi et al. LPCN 1144 resolves NAFLD in hypogonadal males. *Hepatol Commun 2020, 4(10):1430-1440*

3 Sanyal et al. Pioglitazone, vitamin E, or placebo for nonalcoholic steatohepatitis. *N Engl J Med 2010, 362(18):1675-85*

4 Hoofnagle et al. Vitamin E and changes in serum alanine aminotransferase levels in patients with non-alcoholic steatohepatitis. *Aliment Pharmacol Ther 2013, 38(2):134-143*

CONTACT INFORMATION

Kilyoung Kim, PhD. kk@lipocine.com or admin@lipocine.com